Exhibit 99.2

Chase Bank USA, N.A.

Monthly Certificateholder’s Statement

Chase Credit Card Master Trust

Series 2002-3

Section 5.2 - Supplement				Distribution Date:	05/15/2009
				Period Type:	Accumulation

(i)	Monthly Principal Distributed		1,260,000,000.00		1,260,000,000.00

(ii)	Monthly Interest Distributed
	Class A Note Interest Requirement		652,312.50
	Class B Note Interest Requirement		78,859.38
	Net Class C Note Interest Requirement		157,526.45		888,698.33

(iii)	Collections of Principal Receivables				219,588,829.46

(iv)	Collections of Finance Charge Receivables				18,009,506.75

(v)	Aggregate Amount of Principal Receivables				8,989,332,341.02
	Investor Interest				1,500,000,000.00
	Adjusted Interest				1,500,000,000.00
	Floating Investor Percentage				16.69%
	Fixed Investor Percentage				16.69%

(vi)	Receivables Delinquent (As % of Total Receivables)
	Current to 29 days				94.98%
	30 to 59 days				1.28%
	60 to 89 days				1.13%
	90 or more days				2.61%

	Total Receivables				100.00%

(vii)	Investor Default Amount				10,829,551.80

(viii)	Investor Charge-Offs				0.00

(ix)	Reimbursed Investor Charge-Offs				0.00

(x)	Net Investor Servicing Fee				362,500.00

(xi)	Portfolio Yield (Net of Defaulted Receivables)				6.26%

(xii)	Reallocated Principal Collections				0.00

(xiii)	Accumulation Shortfall				0.00

(xiv)	Principal Funding Investment Proceeds				378,478.06

(xv)	Principal Funding Investment Shortfall				0.00

(xvi)	Available Investor Finance Charge Collections				17,668,726.84

(xvii)	Note Rate	Class A	0.62125%
		Class B	0.90125%
		Class C	1.48125%
(xviii)	Spread Account				15,000,000.00

By:	/s/ PATRICIA M. GARVEY
Name:	Patricia M. Garvey
Title:	Vice President

Chase Bank USA, N.A.

Monthly Certificateholder’s Statement

Chase Credit Card Master Trust

Series 2003-4

Section 5.2 - Supplement				Distribution Date:	05/15/2009
				Period Type:	Revolving

(i)	Monthly Principal Distributed		0.00		0.00

(ii)	Monthly Interest Distributed
	Class A Note Interest Requirement		350,809.38
	Class B Note Interest Requirement		46,573.70
	Net Class C Note Interest Requirement		88,100.30		485,483.38

(iii)	Collections of Principal Receivables				106,134,600.90

(iv)	Collections of Finance Charge Receivables				8,704,594.93

(v)	Aggregate Amount of Principal Receivables				8,989,332,341.02
	Investor Interest				725,000,000.00
	Adjusted Interest				725,000,000.00
	Floating Investor Percentage				8.07%
	Fixed Investor Percentage				8.07%

(vi)	Receivables Delinquent (As % of Total Receivables)
	Current to 29 days				94.98%
	30 to 59 days				1.28%
	60 to 89 days				1.13%
	90 or more days				2.61%

	Total Receivables				100.00%

(vii)	Investor Default Amount				5,234,283.37

(viii)	Investor Charge-Offs				0.00

(ix)	Reimbursed Investor Charge-Offs				0.00

(x)	Net Investor Servicing Fee				302,083.33

(xi)	Portfolio Yield (Net of Defaulted Receivables)				5.94%

(xii)	Reallocated Principal Collections				0.00

(xiii)	Accumulation Shortfall				0.00

(xiv)	Principal Funding Investment Proceeds				0.00

(xv)	Principal Funding Investment Shortfall				0.00

(xvi)	Available Investor Finance Charge Collections				8,100,428.26

(xvii)	Note Rate	Class A	0.69125%
		Class B	1.10125%
		Class C	1.70125%
(xviii)	Spread Account				10,875,000.00

By:	/s/ PATRICIA M. GARVEY
Name:	Patricia M. Garvey
Title:	Vice President